Exhibit 99

PRESS RELEASE	Corporate Headquarters 865 South Figueroa Street Suite 3400 Los Angeles, CA 90017 www.cbre.com

FOR IMMEDIATE RELEASE — September 9, 2004

For further information:
Kenneth Kay Senior Executive Vice President and Chief Financial Officer 213.438.4833	Steve Iaco Director of Corporate Communications 212.984.6535	Shelley Young Director of Investor Relations 212.984.8359

CB Richard Ellis Group, Inc. Announces Revised 2004 Earnings Guidance

LOS ANGELES—(BUSINESS WIRE)—Sept. 9, 2004—CB Richard Ellis Group, Inc. (NYSE:CBG) today announced revised full year 2004 earnings guidance. The Company believes that net income for 2004 will be in the range of $53 to $61 million and accordingly, diluted earnings per share will be in the range of $0.74 to $0.84 per share. Excluding expected one-time costs of $83 million (or $52 million after-tax), net income for the full year 2004 is anticipated to be in the range of $105 to $113 million and diluted earnings per share is expected to be in the range of $1.45 to $1.55 per share.

The Company’s expected full year 2004 one-time costs are the same as previously announced and are comprised of:

•                  $14 million (or $9 million after-tax) of intangible asset amortization expense related to Insignia net revenue backlog;

•                  $36 million (or $22 million after-tax) of Insignia merger and integration related costs;

•                  $15 million (or $9.4 million after-tax) of one-time compensation expense related to its initial public offering; and

•                  $18 million (or $11 million after-tax) of one-time premium costs and write-offs associated with the repayment of debt with the net proceeds from its initial public offering.

The Company is revising its 2004 full year estimated results due to the strength in investment markets in the U.S. and internationally and gradually improving leasing markets that have continued into the third quarter.

This release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this release. Factors that could cause results to differ materially include, but are not limited to: commercial real estate vacancy levels; employment conditions and their effect on vacancy rates; property values; rental rates; any general economic recession domestically or internationally; and general conditions of financial liquidity for real estate transactions. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or results or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

Additional information concerning factors that may influence CB Richard Ellis Group’s financial information can be found in its press releases as well as its periodic filings with the Securities and Exchange Commission. In this regard, risk factors are specifically discussed under the headings “Risks Related to Our Business” and “Forward-Looking Statements” in CB Richard Ellis Group’s Form 10-K/A for the year ended December 31, 2003, filed June 28, 2004. Such filings are available publicly and may be obtained off the company’s website at www.cbre.com or upon request from CB Richard Ellis Investor Relations Department at investorrelations@cbre.com.

About CB Richard Ellis

Headquartered in Los Angeles, CB Richard Ellis is the world’s largest commercial real estate services firm (in terms of 2003 revenue). With approximately 13,500 employees, the company serves real estate owners, investors and occupiers through more than 220 offices worldwide (excluding affiliate and partner offices). The company’s core services include property sales, leasing and management; corporate services; facilities and project management; mortgage banking; investment management; appraisal and valuation; research; and consulting.  For more information, visit the company’s Web site at www.cbre.com.